Exhibit 99.2

USD Netherlands Coöperatief U.A. and Subsidiaries

Consolidated Financial Statements

As of March 31, 2022, and December 31, 2021 and

for the three months ended March 31, 2022 and 2021

USD Netherlands Coöperatief U.A. and Subsidiaries

Contents

Page

Consolidated Financial Statements (unaudited)

Consolidated Balance Sheets as of March 31, 2022 and December 31, 2021	4

Consolidated Statements of Operations for the three months ended March 31, 2022 and 2021	5

Consolidated Statements of Comprehensive Income (Loss) for the three months ended March 31, 2022 and 2021	6

Consolidated Statements of Member’s Equity for the three months ended March 31, 2022 and 2021	7

Consolidated Statements of Cash Flows for the three months ended March 31, 2022 and 2021	8

Notes to Consolidated Financial Statements	9-15

Consolidated Financial Statements

USD Netherlands Coöperatief U.A. and Subsidiaries

Consolidated Balance Sheets

	March 31, 2022	December 31, 2021

	(unaudited; in thousands of US dollars)
Assets
Current assets
Cash and cash equivalents	$2	$1,794
Accounts receivable	1,085	1,075
Accounts receivable—related party	43	177
Prepaid expenses	734	681

Total current assets	1,864	3,727
Property and equipment, net	24,842	24,752
Other non-current assets	1,280	1,312

Total assets	$27,986	$29,791

Liabilities and member’s equity
Current liabilities
Accounts payable and accrued expenses	$93	$84
Accounts payable and accrued expenses—related party	1,187	13,723
Deferred revenue	637	686
Long-term debt, current portion	—	4,251
Other current liabilities	1,812	1,789
Other current liabilities—related party	264	260

Total current liabilities	3,993	20,793
Long-term debt, net	—	1,367
Deferred income tax liabilities, net	867	802
Other non-current liabilities	1,432	1,834
Other non-current liabilities—related party	2,196	2,227

Total liabilities	8,488	27,023
Commitments and contingencies (Note 6)
Member’s equity	19,498	2,768

Total liabilities and member’s equity	$27,986	$29,791

The accompanying notes are an integral part of these consolidated financial statements.

USD Netherlands Coöperatief U.A. and Subsidiaries

Consolidated Statements of Operations

Three Months Ended March 31,	2022	2021

	(unaudited; in thousands of US dollars)
Revenues
Terminalling services	$5,639	$13,026
Terminalling services—related party	2,075	2,090
Freight and other reimbursables	20	2

Total revenues	7,734	15,118
Operating expenses
Subcontracted rail services	739	1,033
Pipeline fees	2,441	4,895
Freight and other reimbursables	20	2
Operations and maintenance	452	315
Selling, general and administrative	156	230
Selling, general and administrative—related party	3,335	8,171
Depreciation	333	265

Total operating expenses	7,476	14,911

Income from operations	258	207
Other (income) expense
Interest expense	118	181
Foreign currency transaction loss (gain)	1,599	(208)

Total other (income) expense	1,717	(27)

Income (loss) before provision for income taxes	(1,459)	234
Provision for income taxes	59	37

Net income (loss)	$(1,518)	$197

The accompanying notes are an integral part of these consolidated financial statements.

USD Netherlands Coöperatief U.A. and Subsidiaries

Consolidated Statements of Comprehensive Income (Loss)

Three Months Ended March 31,	2022	2021

	(unaudited; in thousands of US dollars)
Net income (loss)	$(1,518)	$197
Other comprehensive income
Foreign currency translation	40	37

Comprehensive income (loss)	$(1,478)	$234

The accompanying notes are an integral part of these consolidated financial statements.

USD Netherlands Coöperatief U.A. and Subsidiaries

Consolidated Statements of Member’s Equity

	USD Netherlands Coöperatief U.A. and Subsidiaries Equity Before Accumulated Other Comprehensive Income (Loss)	Accumulated Other Comprehensive Income (Loss)	Total Member’s Equity

	(unaudited; in thousands of US dollars)
Balance at December 31, 2021	$3,783	$(1,015)	$2,768
Net income (loss)	(1,518)	—	(1,518)
Issuance of preferred shares to parent	16,882	—	16,882
Non-cash contribution from parent	1,326	—	1,326
Other comprehensive income—foreign currency translation	—	40	40

Balance at March 31, 2022	$20,473	$(975)	$19,498

Balance at December 31, 2020	$2,278	$173	$2,451
Net income	197	—	197
Other comprehensive income—foreign currency translation	—	37	37

Balance at March 31, 2021	$2,475	$210	$2,685

The accompanying notes are an integral part of these consolidated financial statements.

USD Netherlands Coöperatief U.A. and Subsidiaries

Consolidated Statements of Cash Flows

Three Months Ended March 31,	2022	2021

	(unaudited; in thousands of US dollars)
Cash flows from operating activities
Net income (loss)	$(1,518)	$197
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	333	265
Amortization of deferred financing costs	83	25
Deferred income taxes	52	15
Changes in operating assets and liabilities:
Accounts receivable	7	(648)
Accounts receivable—related party	135	183
Prepaid expenses and other assets	9	15
Accounts payable and accrued expenses	30	(184)
Accounts payable and accrued expenses—related party	(53)	57
Deferred revenue and other liabilities	(488)	(462)
Deferred revenue and other liabilities—related party	(65)	409

Net cash used in operating activities	(1,475)	(128)
Cash flows from investing activities
Additions of property and equipment	(66)	(279)

Net cash used in investing activities	(66)	(279)
Cash flows from financing activities
Repayment of long-term debt	(1,396)	(3,060)

Net cash used in financing activities	(1,396)	(3,060)
Effect of exchange rates on cash	1,145	(129)

Net decrease in cash and cash equivalents	(1,792)	(3,596)
Cash and cash equivalents—Beginning of year	1,794	9,505

Cash and cash equivalents—End of year	$2	$5,909

The accompanying notes are an integral part of these consolidated financial statements.

USD Netherlands Coöperatief U.A. and Subsidiaries

Notes to Consolidated Financial Statements

(unaudited)

1.	Organization and Description of Business

General

USD Netherlands Coöperatief U.A. and our subsidiaries (collectively referred to herein as we, us, our,“Hardisty South” or the “Company”) was formed to develop and construct additional crude oil logistics infrastructure at the Hardisty rail terminal in Alberta, Canada. Hardisty South’s expansion project at USD Partners LP’s Hardisty terminal was placed into service in January 2019. Our terminal facilitates the transportation of heavy crude oil from Western Canada to key demand centers across North America. We do not generally take ownership of the products that we handle, nor do we receive any payments from our customers based on the value of such products. A substantial amount of the operating cash flows related to the terminalling services that we provide are generated from take-or-pay contracts with minimum monthly commitment fees and, as a result, are not directly related to actual throughput volumes at our crude oil terminal. Throughput volumes at our terminal are primarily influenced by the difference in price between Western Canadian Select, or WCS, and other grades of crude oil, commonly referred to as spreads, rather than absolute price levels. WCS spreads are influenced by several market factors, including the availability of supplies relative to the level of demand from refiners and other end users, the price and availability of alternative grades of crude oil, the availability of takeaway capacity, as well as transportation costs from supply areas to demand centers. Our operations are in Alberta, Canada and our customers include producers and refiners of crude oil in the Alberta region.

Basis of Presentation and Use of Estimates

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, or GAAP. Our preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. We regularly evaluate these estimates utilizing historical experience, consultation with experts and other methods we consider reasonable in the circumstances. Nevertheless, actual results may differ from these estimates. We record the effect of any revisions to these estimates in our consolidated financial statements in the period in which the facts that give rise to the revision become known. Significant estimates we make include, but are not limited to, the estimated lives of depreciable property and equipment, recoverability of long-lived assets, the collectability of accounts receivable, the amounts of deferred revenue and related prepaid pipeline fees.

The unaudited consolidated financial statements have been prepared in accordance with the instructions for interim reporting as set forth by the Securities and Exchange Commission, and should be read in conjunction with our December 31, 2021 consolidated financial statements. All adjustments (consisting only of normal recurring adjustments) that in the opinion of management were necessary for a fair statement of the results for the interim periods have been reflected. The consolidated balance sheet data as of December 31, 2021 was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The results of operations for the three months ended March 31, 2022 should not be taken as indicative of results to be expected for the entire year.

Principles of Consolidation

The consolidated financial statements include our accounts and those of our wholly-owned subsidiaries on a consolidated basis. All significant intercompany accounts and transactions have been eliminated in consolidation.

Foreign Currency Translation

We conduct a substantial portion of our operations in Canada, which we account for in the local currency, the Canadian dollar. We translate most Canadian dollar denominated balance sheet accounts into our reporting currency, the U.S. dollar at the end of period exchange rate, while most income statement accounts are translated into our reporting currency based on the average exchange rate for each monthly period. Fluctuations in the exchange rates between the Canadian dollar and the U.S. dollar can create variability in the amounts we translate and report in U.S. dollars.

2.	Property and Equipment

Property and equipment is comprised of the following:

	Estimated Useful Lives	March 31, 2022	December 31, 2021

		(In thousands)
Trackage and facilities	15-30 years	$18,855	$18,543
Equipment	5-20 years	9,229	9,070
Leasehold improvements	5-20 years	25	25
Furniture	5-10 years	22	22

		28,131	27,660
Less: accumulated depreciation		(3,289)	(2,908)

Property and equipment, net		$24,842	$24,752

The Company had no capitalized interest costs for the three months ended March 31, 2022 and 2021, respectively.

Depreciation

Depreciation expense associated with property and equipment totaled approximately $333 thousand and $265 thousand for the three months ended March 31, 2022 and 2021 respectively.

3.	Debt

Bank of Oklahoma – Construction Loan Agreement

In September 2018, the Company, entered into a Construction Loan Agreement and a corresponding Promissory Note, referred to collectively as the CLA, with BOKF, NA dba Bank of Oklahoma, or BOK, with a maximum principal amount of $21.6 million to acquire and construct improvements at the Hardisty Terminal. In August 2019, the Company entered into the First Amendment to the CLA, which among other things increased the maximum principal amount of the CLA to $25.6 million. In March 2020, the Company entered into the Second Amendment to the CLA, which among other things increased the maximum principal amount to $40 million. In June 2020, the Company entered into the Third Amendment to the CLA, which among other things added a guarantee for a letter of credit associated with a related party. In June 2021, the Company entered into the Fourth Amendment to the CLA, which required us to make a payment so that the outstanding principal balance of the loan was reduced to $7.75 million and the maximum aggregate loan amount of the CLA was also reduced to $22 million. In December 2021, the Company entered into the Fifth Amendment to the CLA, which among other things decreased the maximum principal amount to $16.1 million. In March 2022, the Company entered into the Sixth Amendment to the CLA, which among other things allowed a related party, USD North America LP, to assume our outstanding obligations to BOK by becoming a co-borrower. As a result, the debt was transferred to USD North America LP in March 2022. We issued preferred shares to USD North America LP in exchange for their assumption of this debt, which is discussed further in Note 8. Member’s Equity below.

The weighted average interest rate on our outstanding indebtedness was 3.40% at December 31, 2021.

USD Netherlands Coöperatief U.A. and Subsidiaries

Notes to Consolidated Financial Statements

(unaudited)

Long-Term Debt

Long-term debt was comprised of the following components:

	March 31, 2022	December 31, 2021

	(In thousands)
Construction loan agreement—Bank of Oklahoma	$—	$5,701
Less: deferred financing costs	—	(83)
Less: long-term debt, current portion	—	(4,251)

Long-Term Debt, net	$—	$1,367

Interest Expense

Interest expense incurred on outstanding indebtedness was as follows:

Three Months Ended March 31,	2022	2021

	(In thousands)
Interest expense on long-term debt	$35	$156
Amortization of deferred financing costs	83	25

Total Interest Expense	$118	$181

4.	Revenue

Disaggregated Revenues

The Company disaggregated revenues into the following categories which are on the face of the consolidated statements of operations: terminalling services revenue and freight and other reimbursables. This disaggregation appropriately depicts how the nature, amount, timing, and uncertainty of revenue and cash flow are affected by economic factors.

•	terminalling services revenue consists of revenue derived from contracts to provide terminalling services, which primarily include loading crude oil and related products into railcars;

•

freight and other reimbursables revenues represent customer reimbursements to us for freight and other charges that we have incurred on their behalf and are exactly offset by “Freight and other reimbursables” operating costs on our consolidated statements of operations.

Remaining Performance Obligations

The transaction price allocated to the remaining performance obligations associated with terminalling services agreements as of March 31, 2022 are as follows (in thousands):

	Nine months ending December 31, 2022	2023	2024	Total
Terminalling Services (1) (2)	$14,855	$14,541	$1,212	$30,608

(1)

A significant portion of our terminalling services agreements are denominated in Canadian dollars. We have converted the remaining performance obligations provided herein using the year-to-date average exchange rate of .7895 U.S. dollars for each Canadian dollar at March 31, 2022.

(2)

Includes fixed monthly minimum commitment fees per contract and excludes constrained variable consideration for rate-escalations associated with an index, such as the consumer price index, as well as any incremental revenue associated with volume activity above the minimum volumes set forth within the contracts.

The Company has applied the practical expedient that allows it to exclude disclosure of performance obligations that are part of a contract that has an expected duration of one year or less.

Deferred Revenue

Deferred revenue is a form of contract liability and consists of amounts collected in advance from customers associated with their terminalling services agreements and deferred revenues associated with make-up rights, which will be recognized as revenue when earned pursuant to the terms of our contractual arrangements. The Company currently recognizes substantially all of the amounts it receives for minimum volume commitments as revenue when collected, since breakage associated with these make-up rights options is 100% based on our expectations around usage of these options. The Company had no deferred revenues at March 31, 2022 and December 31, 2021, respectively, for breakage associated with the make-up rights options granted to our customers.

The Company also has deferred revenue that represents cumulative revenue that has been deferred due to tiered billing provisions. In such arrangements, revenue is recognized using a blended rate based on the billing tiers of the agreement, as the services are consistently provided throughout the duration of the contractual arrangement, which are included in “Other current liabilities,” “Other current liabilities- related party,” “Other non-current liabilities,” and “Other non-current liabilities- related party” on the consolidated balance sheets.

The following table presents the changes associated with the balance of deferred revenue:

	December 31, 2021	Cash Additions for Customer Prepayments	Balance Sheet Reclassification	Revenue Recognized	March 31, 2022

	(In thousands)
Deferred revenue	$686	637	—	(686)	$637
Other current liabilities (1)	$1,693	—	430	(404)	$1,719
Other current liabilities—related party (2)	$260	—	66	(62)	$264
Other non-current liabilities (1)	$1,834	28	(430)	—	$1,432
Other non-current liabilities—related party (2)	$2,227	35	(66)	—	$2,196

(1)

Includes cumulative revenue that has been deferred due to tiered billing provisions included in certain of our Canadian dollar-denominated contracts, as discussed above. As such, the change in “Other current liabilities” has been increased by $26 thousand and “Other non-current liabilities” has been increased by $28 thousand due to the impact of the change in the end of period exchange rate between March 31, 2022 and December 31, 2021.

(2)

Includes cumulative revenue that has been deferred due to tiered billing provisions included in certain of our Canadian dollar-denominated contracts, as discussed above. As such, the change in “Other current liabilities – related party” has been increased by $4 thousand and “Other non-current liabilities – related party” has been increased by $34 thousand due to the impact of the change in the end of period exchange rate between March 31, 2022 and December 31, 2021.

5.	Transactions with Related Parties

Nature of Relationship with Related Parties

During the time periods presented in this report, the Company was owned by USD North America LP, which is a wholly owned subsidiary of US Development Group LLC, or USD. USD is engaged in designing, developing, owning and managing large-scale multi-modal logistics centers and other energy-related infrastructure across North America. USD is owned by Energy Capital Partners, Goldman Sachs and certain members of its management.

USD Netherlands Coöperatief U.A. and Subsidiaries

Notes to Consolidated Financial Statements

(unaudited)

USD Partners LP, or USDP, a public entity, was organized to acquire, develop and operate midstream infrastructure and complementary logistics solutions for crude oil, biofuels and other energy-related products. USD Terminals Canada ULC, or USDTC, is a subsidiary of USDP, and owns the legacy crude oil loading facility known as the Hardisty Terminal. The terminal is located in Alberta, Canada. In addition, USD owns the general partner of USDP.

Hardisty Shared Facilities Agreement

USDTC facilitates the provision of services on behalf of Hardisty South pursuant to the terms of a shared facilities agreement, which includes all subcontracted railcar loading, operating, maintenance, pipeline and management services for the entire Hardisty Terminal, including Hardisty South. USDTC passes through a proportionate amount of the cost of such services to Hardisty South. Our financial statements only reflect the cost allocated to Hardisty South.

Hardisty Terminalling Services Agreement

We entered into a terminalling services agreement with USDTC in 2019, whereby Hardisty South provides terminalling services for a third-party customer of USDTC at our Hardisty South Expansion Terminal for contracted capacity that exceeds the transloading capacity available at USDTC’s Hardisty Terminal. We received $2.1 million of revenue from USDTC pursuant to the arrangement for both of the three months ended March 31, 2022 and 2021, which amounts are included in “Terminalling services—related party” in our consolidated statements of operations.

USD Shared Services Agreement

USD and Hardisty South entered into a services agreement for the provision of services related to the management and operation of transloading assets. Services provided consisted of financial and administrative, information technology, legal, management, human resources, and tax, among other services. We incurred $3.3 million and $8.2 million of expense pursuant to the agreement for the three months ended March 31, 2022 and 2021, respectively, which amounts are included in “Selling, general, and administrative—related party” in our consolidated statements of operations.

Our related party revenue from USDTC and related party expenses from USD are presented below in the following table for the indicated periods:

	For the Three Months Ended March 31,
	2022	2021

	(In thousands)
Terminalling services—related party	$2,075	$2,090
Selling, general, and administrative—related party	$3,335	$8,171

We had the following amounts outstanding with USD and affiliates on our consolidated balance sheets as presented below in the following table for the indicated periods:

	March 31,	December 31,

	2022	2021

	(In thousands)
Accounts receivable—related party	$43	$177
Accounts payable and accrued expenses—related party	$1,187	$13,723
Other current liabilities—related party	$264	$260
Other non-current liabilities—related party	$2,196	$2,227

6.	Commitments and Contingencies

From time to time, the Company may be involved in legal, tax, regulatory and other proceedings in the ordinary course of business. The Company does not believe that it is currently a party to any such proceedings that will have a material adverse impact on its financial condition or results of operations that have not been disclosed herein.

7.	Supplemental Cash Flow Information

The following table provides supplemental cash flow information:

Three Months Ended March 31,	2022	2021

	(In thousands)
Cash paid for income taxes	$—	$165
Cash paid for interest	$59	$165

Non-Cash Activities

For the three months ended March 31, 2022 and 2021, the Company had non-cash investing activities for capital expenditures for property, plant and equipment that were financed though accounts payable, accrued liabilities and other current liabilities as presented in the table below:

Three Months Ended March 31,	2022	2021

	(In thousands)
Property and equipment financed through accounts payable and accrued expenses and other current liabilities	$20	$308

In addition, we had non-cash activities associated with our related party accounts payable and equity balances. As discussed below in Note 8. Member’s Equity, we issued preferred shares to USD North America LP in exchange for the cancellation of an aggregate of approximately $16.9 million of related party debt. In addition, we also received a non-cash contribution of approximately $1.3 million also in exchange for the cancellation of related party debt.

USD Netherlands Coöperatief U.A. and Subsidiaries

Notes to Consolidated Financial Statements

(unaudited)

8.	Member’s Equity

In March 2022, a subsidiary of the Company, USD Terminals Canada II ULC (“USDTCII”) entered into a preferred share purchase agreement whereby USDTCII issued 21,112,587 preferred shares to USD North America, LP, a wholly owned subsidiary of US Development Group LLC, in exchange for its assumption of an aggregate of approximately $16.9 million of related party debt owed by USDTCII to US Development Group LLC and its affiliates.

As such, USDTCII has issued two classes of shares: common and preferred. There were 100 common shares issued and outstanding with no par value as of both periods ended December 31, 2021 and March 31, 2022, which common shares fully eliminate upon consolidation. An unlimited amount of common shares are considered authorized and each share has voting rights. As discussed above, USDTCII had 21,112,587 preferred shares authorized, issued and outstanding with no par value or voting rights as of March 31, 2022 and none as of December 31, 2021. As the preferred shares were issued on March 31, 2022, all activity within member’s equity primarily relates to the common shares. The preferred shares rank in priority to USDTCII’s existing common shares with respect to distributions of profits or surplus.

9.	Subsequent Events

The Company has evaluated subsequent events through June 16, 2022, the date on which the consolidated financial statements were available to be issued.

Acquisition by USD Partners LP

In April 2022, the USD Netherlands Coöperatief U.A. and subsidiaries included in this report were acquired by USD Partners LP.